EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-107041 on Form S-8 of our report dated June 24, 2016 appearing in this Annual Report on From 11-K of United Fire Group 401(k) Plan included for the year ended December 31, 2015.

/s/ CliftonLarsonAllen LLP
CliftonLarsonAllen LLP
Cedar Rapids, Iowa
June 24, 2016